UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2015

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 444-1630

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, the Board of Managers of the Burlington Capital Group LLC (“Burlington”), which is the general partner of America First Capital Associates Limited Partnership Two, which is the general partner of America First Multifamily Investors, L.P. (the “Partnership”), elected former U.S. Senator Mike Johanns and W. Kimball Griffith as managers of Burlington, effective immediately. The persons acting as the Board of Managers of Burlington effectively act as the board of directors of the Partnership.

Mr. Johanns, age 64, was elected to the U.S. Senate in 2008 and served in the 111th through 113th Congresses as a member of the Senate Appropriations, Agriculture, Banking, Commerce, Environment & Public Works, Indian Affairs, and Veterans’ Affairs Committees. Mr. Johanns also served as the 28th Secretary of the U.S. Department of Agriculture from 2005 to 2007, during which time he directed 18 federal agencies employing approximately 90,000 staff members worldwide and managed a $93 billion budget. Mr. Johanns also served as Governor of Nebraska from 1999 to 2005, Mayor of Lincoln, Nebraska from 1991 to 1999, member of the Lincoln, Nebraska City Council from 1989 to 1991, and member of the Lancaster County, Nebraska Board from 1983 to 1987.

Mr. Griffith, age 66, has been a consultant to the Federal Home Loan Mortgage Corporation (Freddie Mac) since March 2015. From 2003 to February 2015, Mr. Griffith served as director and vice president of Freddie Mac’s Multifamily Division in charge of mortgage and investment products for affordable properties with state and local support. From 1974 to 2003, he practiced law, including with Kutak Rock LLP and its predecessor firms from 1976 to 1999, where he served in numerous management roles, and with Ballard Spahr LLP from 1999 to 2003. Mr. Griffith also currently serves on the board of directors of Enterprise Community Investors, Inc. and serves as chair of the Board of Transitional Housing Corporation.

Both Mr. Johanns and Mr. Griffith will be entitled to receive the standard manager compensation previously established by the Burlington Board of Managers and generally offered to other managers of Burlington. Other than being entitled to receive such manager compensation, neither Mr. Johanns nor Mr. Griffith entered into any material plan, contract, or arrangement in connection with their election as managers. Neither Mr. Johanns nor Mr. Griffith is a party to any transaction with the Partnership that would require disclosure under Item 404(a) of Regulation S-K.

On April 29, 2015, Burlington issued a press release announcing the appointment of Mr. Johanns and Mr. Griffith to the Board of Managers, a copy of which is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 29, 2015
AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By:    /s/ Mark A. Hiatt

Mark A. Hiatt
Chief Executive Officer